EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G Amendment referred to below) on behalf of each of them of a statement on Schedule 13G Amendment (including amendments thereto) with respect to the Common Stock, $0.001 par value per share, of CBL & Associates Properties, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Date: May 13, 2026

OCM XB CBL-E HOLDINGS, LLC

By: OAKTREE FUND GP, LLC, GENERAL PARTNER
By: OAKTREE FUND GP I, L.P., MANAGING MEMBER
By: OAKTREE CAPITAL I, L.P., GENERAL PARTNER
By: OAKTREE CAPITAL I GP, LLC, GENERAL PARTNER
By: OAKTREE CAPITAL HOLDINGS, LLC, MANAGING MEMBER

/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

OAKTREE CAPITAL HOLDINGS, LLC

/s/ Henry Orren
Name: Henry Orren
Title: Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC
/s/ Henry Orren
Name: Henry Orren
Title: Managing Director